EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 No. 333-04583 of our report dated June 8, 2011, relating to the financial statements and supplemental schedule of the Equifax Inc. 401(k) Plan which appear in this Form 11-K.

/s/ Smith & Howard
Atlanta, GA
June 8, 2011